Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-217446 on Form S-11/A of our report dated April 24, 2017, relating to the consolidated financial statements and financial statement schedule of TPG RE Finance Trust, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 10, 2017